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                                                                   EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement"), dated February 22, 1999, is made by and between Avanir Pharmaceuticals, Inc., a California corporation having its principal offices at 9393 Towne Center Drive, San Diego, California 92121 (the "Company") and Gregory P. Hanson ("Employee").

                                    AGREEMENT

            1. Term. This Agreement is effective from February 19, 1999 through March 13, 2000 (the "Term").

            2. At-will Employment. Employee reaffirms that Employee's employment relationship with the Company is at-will, terminable at any time and for any reason by either the Company or Employee. While certain paragraphs of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of employment of any length.

            3. Resignation or Termination other than "Change of Control Termination". If Employee voluntarily resigns his employment at his own initiative or if Employee is terminated for any reason other than Change of Control as defined below, the Company will pay Employee accrued and unpaid Base Salary through the date of termination and any vacation which is accrued but unused as of the date of termination. "Base Salary" is gross salary as of the date of Termination or Resignation, less applicable state and federal taxes. Employee is ineligible for Severance Payments or any continuation of benefits (other than provided for under the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA"), or any other such compensation pursuant to this Agreement or otherwise.

            4. Change of Control Termination.

                  a) Payment upon Change of Control Termination. In the event of a "Change of Control Termination" during the Term of this Agreement,

                        i) Employee is eligible for payment of Base Salary and accrued but unused vacation through the date of termination.

                        ii) Employee is eligible for severance under this Agreement in an amount equal to twelve (12) months of Base Salary ("Severance Payments"), paid on the same dates as Employee would have received salary payments had Employee continued to be employed by the Company, over a twelve
(12) month period ("Severance Period");
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                        iii) If Employee elects to continue insurance coverage
as afforded to Employee according to COBRA, Company will reimburse Employee the amount of the premiums incurred by Employee during the Severance period. Nothing in this Agreement will extend Employee's COBRA period beyond the period allowed under COBRA, nor is Company assuming any responsibility, which Employee has for formally, electing to continue coverage.

                        iv) The benefits set forth in Sections 4(a)(ii) and
(iii) above are in exchange for Employee's execution of a release of all claims as of the termination date, in substantially the form attached to this Agreement as Exhibit 1.

                  b) Defined. A "Change of Control Termination" of the employment relationship occurs where Employee is (I) terminated without "Cause" or (ii) "Resigns for Good Reason", during the Term of the Agreement, following a "Change of Control".

                        i) "Cause" is defined as (I) Employee's material breach of this Agreement or the Confidentiality Agreement; (ii) Employee's failure or refusal to substantially and materially perform according to or to comply with the reasonable policies and directions established by the Company; (iii) the appropriation (or attempted appropriation) of a material business opportunity of Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Employer; (iv) the misappropriation (or attempted misappropriation) of any of Employer's funds or property; (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vi) willful misconduct or incompetence; (vii) physical or mental disability or other inability to perform the essential functions of his position, with or without reasonable accommodation; or (viii) death.

                        ii) "Resignation for Good Reason" is defined as
                            resignation
based on

                        (1) a meaningful and detrimental alteration in Employee's position or the nature or status of Employee's responsibilities and reporting relationship from those in effect upon execution of this Agreement;

                        (2) the assignment to Employee of any duties inconsistent with his or her status as an executive officer/director (as applicable) of Company;


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                        (3)   a reduction by the Company in Employee's Base
                              Salary by greater than Five Percent (5%), except to the extent the base salaries of other executive officers of the Company are accordingly reduced;

                        (4) a relocation of Employee's or the Company's principal executive offices to a location outside San Diego County, if Employee's principal office is at such offices, without reimbursement of relocation costs.

                        (5) any other conduct that satisfies the requirements for "constructive termination" as that term is defined under California law.

                              An event described in 4(b)(ii)(1) - (5) will
not constitute Good Reason unless it is communicated by Employee to the Company in writing and unless it is not corrected by the Company in a manner which is reasonably satisfactory to Employee within ten (10) days of the Company's receipt of such written notice.

                        iii) "Change of Control" is defined to have occurred if, and only if, during the Term of this Agreement:

                        1) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

                        2) if those individuals who constituted the Board at the beginning of the Term (the Incumbent Directors) cease to constitute a majority of the Board;


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                        3)    there occurs a reorganization, merger,
                              consolidation or other corporate transaction involving the Company ("Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty (50) percent of the combined voting power of the Company or other corporation resulting from such Transaction; or

                        4) all or substantially all of the assets of the Company are sold, liquidated or distributed.

            5. Exercise of Vested Options after Change of Control Termination. In the event of a Change in Control Termination during the Term of this Agreement, Employee's vested options will be exercisable in all respects in accordance with the terms of Section 5 of the Company's 1989 Stock Option Plan;
Section 6 of the Company's 1994 Stock Option Plan; and Section 6 of the Company's 1998 Stock Option Plan (the "Plans"), unless Employee requests, within ninety (90) days following the termination, an extension of his or her time to exercise. In the event of such a request, Employee has up to twelve (12) months following the date of termination to exercise any vested options and Employee's vested options will immediately convert to non-qualified options. The Company does not make any warranty or representation with respect to (1) the effect of the right to extend the date of exercise set forth above or the status of the stock options previously granted to Employee as incentive, despite the description of the options as such or (2) the tax consequence of exercise of any options or consequent sale of any shares purchased. Employee is advised to consult with his own tax advisor with respect to the tax treatment of all aspects of exercise of vested options as contained in this Agreement.

            6. Dispute Resolution Procedures. Any dispute or claim arising out of this agreement shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) or of the Judicial Arbitration and Mediation Services (JAMS). The arbitration shall be held in San Diego, California. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. The parties will be entitled to conduct discovery (i.e. investigation of facts through depositions and other means) which shall be governed by the Code of Civil Procedure section 1283.05. The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the Code. The arbitrator will apply California substantive law in all respects. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys fees and costs incurred in pursuit of the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.


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            7. General Provisions.

                  a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

                  b) Assignment. Employee may not assign, pledge or encumber his interest in this Agreement or any part thereof.

                  c) No Waiver Of Breach. The failure to enforce any provision of this Agreement will not be construed as a waiver of any such provision, nor prevent a party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one will not constitute a waiver of such party's right to assert all other legal and equitable remedies available under the circumstances.

                  d) Severability. The provisions of this Agreement are severable, and if any provision will be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, will not be affected.

                  e) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.
                  f) Modification; Waivers. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

                  g) Fees and Expenses. If any proceeding is brought for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs incurred in that proceeding (including, in the case of an arbitration, arbitration fees and expenses), in addition to any other relief to which such party may be entitled.

                  h) Amendment. This Agreement may be amended or supplemented only by writing signed by both of the parties hereto.

                  i) Duplicate Counterparts. This Agreement may be executed in duplicate counterparts; each of, which shall be deemed an original; provided, however, such counterparts shall together constitute only one instrument.


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                  j) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  k) Drafting Ambiguities. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the amendments to this Agreement.

Dated:  February 26, 1999      AVANIR Pharmaceuticals

                               By:   /s/ Gerald J. Yakatan,
                                     -------------------------------------------
                                     Gerald J. Yakatan,
                                     Chief Executive Officer and President

Dated: February 26, 1999

                               By:   /s/ Gregory P. Hanson
                                     -------------------------------------------
                                     Gregory P. Hanson


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                                    EXHIBIT 1

                                 GENERAL RELEASE

      This General Release ("Release") is entered into effective as of ______________ __, ____, (the "Effective Date") by and between Avanir Pharmaceuticals, Inc., a California corporation, having its principal offices at 9393 Towne Center Drive, San Diego, California 92121 ("Company") and Gregory P. Hanson, an individual residing at ______________________________________________
__________________________ ("Employee") with reference to the following facts:

                                    RECITALS

      1. The parties hereto entered into a Employment Agreement dated February 19, 1999 ("Agreement") by which the parties agreed that upon termination resulting from "Change in Control" prior to March 13, 2000, Employee would become eligible for severance payments for a period of twelve (12) months (the "Severance Period") from the date of termination of his employment ("Termination Date") in exchange for Employee's release of the Company from all claims which Employee may have against the Company as of the Termination Date.

      2. The parties desire to dispose of, fully and completely, all claims, which Employee may have against the Company in, the manner set forth in this Release.

                                    AGREEMENT

      1. Release. Employee, for himself and his heirs, successors and assigns, each fully releases, and discharges Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents of the other (collectively "Agents"), and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively "Related Entities"), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended ("ADEA").


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      2. Section 1542 Waiver. This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities. In making this release, Employee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to him. Employee expressly waives all rights under
Section 1542 of the Civil Code of the State of California, which Employee understands provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               Employee acknowledges that he may discover facts different from or in addition to those, which he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

      3. Waiver of Certain Claims. Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to seven (7) days after executing this Release.

      4. No Undue Influence. This Release is executed voluntarily and without any duress or undue influence. Employee acknowledges she has read this Release and executed it with his full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

      5. Governing Law. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.


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      6. Severability. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

      7. Counterparts. This Release may be executed simultaneously in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.

      8. Dispute Resolution Procedures. Any dispute or claim arising out of this Release shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) or of the Judicial Arbitration and Mediation Services (JAMS) and will be governed by the Model Employment Arbitration rules of AAA. The arbitration shall be held in San Diego, California. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. Notwithstanding any rule of AAA to the contrary, the parties will be entitled to conduct discovery (i.e. investigation of facts through depositions and other means) which shall be governed by the Code of Civil Procedure Section 1283.05. The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the Code. The arbitrator will apply California substantive law in all respects. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys fees and costs incurred in pursuit of the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

      9. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.

      10. Modification; Waivers. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

      11. Amendment. This Agreement may be amended or supplemented only by writing signed by Employee and the Company.

Dated:
      --------------                     ---------------------------------------
                                         Gregory P. Hanson

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